SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                  FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report:  June 27, 1996



                            NOVA TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)


   Delaware                      33-42880                  11-2674603
(State or Other             (Commission File No.)         (IRS Employer
jurisdiction of                                        Identification Number
incorporation)



89 Cabot Court, Unit L, Hauppauge, New York              10022
(Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  (516) 434-8811




Item 2.   Acquisition or Disposition of Assets

          On June 14, 1996, Nova Technologies, Inc. ("Registrant"), through its wholly-owned subsidiary Vivax Medical Corp. ("Vivax"), acquired all the outstanding capital stock of Comed Systems, Inc., a distributor of medical equipment, for an aggregate purchase price of $3,000,000. $1,500,000 of the purchase price was paid in shares of common stock of Registrant and the remaining $1,500,000 consisted of two promissory notes of Vivax. One promissory note is payable in one year, and the second promissory note is payable over a period of three years, with the amount of the installments of principal being dependent on the future results of operations of the acquired business. Payment of the promissory notes is secured by separate security agreements of Vivax and Nova covering, respectively, inventory and equipment of Vivax, and certain technology of Nova.

          The transactions were effected pursuant to a Stock
Purchase Agreement dated as of May 31, 1996 among Registrant,
Vivax, and Douglas Drew and Donna Drew, as sellers (the "Sellers"). The $3,000,000 purchase price was agreed to through arms length's negotiations between the Sellers and Nova.

          Registrant has effected a merger of Comed into Vivax and intends to continue to operate, through Vivax, the medical distribution business formerly conducted by Comed.

          Douglas Drew, one of the Sellers, is to act as chief marketing officer of Nova and has entered into a three-year Employment Agreement with Nova providing for Mr. Drew to render such services to Nova and its subsidiaries, including Vivax. In connection with the Registrant's acquisition of the stock of Comed, Mr. Drew also entered into a non-competition agreement with Nova.

          Comed's business has been conducted, and Vivax's business will be conducted, in an office building located at 19 Batchelder Road, Seabrook, New Hampshire which is leased to Comed (now Vivax) by a Trust, the settlers of which are the Sellers, for a term of three years with monthly rental payments of $3,250.


Item 5.   Other Events

          On June 18, 1996, Paul DiMatteo resigned his position as President and Chief Executive Officer of Registrant. Mr. DiMatteo has entered into an Employment Agreement with the Registrant for a period of three years providing for him to serve as Director of Research and Development for the Registrant. On the same day, the appointment of Stephen Fisher, formerly a Senior Vice President of Registrant, as President and Chief Executive Officer of Registrant became effective. On June 14, 1996, the appointment of Douglas Drew as a Director of Registrant became effective, filling a vacancy created by the expansion of the Board of Directors of Registrant to eight directors.


Item 7.   Financial Statements, Pro-Forma Financial Information and
          Exhibits


          (a) The financial statements of Comed required to be filed for the periods specified in Rule 3-05(b) of Regulation S-X are not included at this time as they are not available. Registrant will file the required financial statements as an amendment to this form as soon as practicable but no later than 75 days after June 14, 1996.

          (b) Pro-forma financial statements of Registrant required to be filed to give effect to the acquisition of Comed in accordance with the requirements of Article 11 of Regulation S-X are not included at this time as they are not available. Registrant will file the required financial statements as an amendment to this form as soon as practicable but no later than 75 days after June 14, 1996.

          (c)  Exhibits:

               (i)       Stock Purchase Agreement dated as of May
31, 1996 among Registrant, Vivax and Sellers.

               (ii) Employment Agreement dated as of June 14, 1996 between Douglas Drew and Nova.

               (iii) Non-Competition Agreement dated as of June 14, 1996 between Douglas Drew and Nova.



                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 27, 1996               NOVA TECHNOLOGIES, INC.
                                    (Registrant)



                                 By: /s/ Stephen Fisher
                                     Stephen Fisher
                                     President